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                                   Exhibit 23
                         Consent of Independent Auditors





     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2000, with respect to the consolidated financial statements of ACT Teleconferencing, Inc. included in the Registration Statement on Form S-1 and related Prospectus of ACT Teleconferencing, Inc. for the registration of common stock.


                                    Ernst & Young LLP


Denver, Colorado
March 8, 2000